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                                                           EXHIBIT 10.34.1

                                   RESTATED
                              REVOLVING LOAN NOTE
                              -------------------

$ 7,000,000.00                                         Date: November 30, 1994

              FOR VALUE RECEIVED, the undersigned, PAR PHARMACEUTICAL,
INC., a New Jersey corporation ("Borrower"), hereby unconditionally promises to pay to the order of MIDLANTIC BANK, NATIONAL ASSOCIATION ("Lender") upon the Maturity Date, as defined in the Agreement (as hereinafter defined), the principal sum of Seven Million Dollars ($7,000,000.00) or, if different, the aggregate unpaid principal amount of all Revolving Loans made by Lender to Borrower pursuant to the Amended and Restated Revolving Credit Agreement, dated the date hereof, and any amendments, extensions or renewals thereof (the "Agreement"), and to pay interest as hereinafter provided on all principal of Revolving Loans remaining unpaid from time to time, from the date of each such Revolving Loan until its payment in full. Both principal and interest hereunder shall be payable in lawful money of the United States of America, and in immediately available funds, at the office of Bank located at Metropark Plaza, P.O. Box 600, 499 Thornall Street, Edison, New Jersey 08818 or at such other place as the holder hereof may from time to time designate in writing.

                All of the provisions of the Agreement are incorporated herein by reference and, in the event of ambiguity or inconsistency between any provisions of the Agreement and this Note, the provisions of the Agreement shall prevail. Any term in initial capitals in this Note and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

                Interest on principal amounts hereunder shall be payable monthly on the first Business Day in each calendar month, commencing January 1, 1995 and on the final day when said principal amounts become due, at a fluctuating interest rate per annum equal at all times to the prime rate of Lender in effect from time to time; provided if an Event of Default occurs the principal (and, to the extent permitted by law, interest) payable hereunder (whether before or after judgment) shall bear interest payable on demand, from the day when said Event of Default occurs until it is paid in full, at a fluctuating interest rate per annum equal at all times to the Default Rate (as defined in the Agreement). Each change in the fluctuating interest rate hereunder shall take effect simultaneously with the corresponding change in the prime rate. The prime rate applicable to this Note shall be the rate of interest announced from time to time by Lender as its "prime rate" or "prime lending rate". This rate of interest is determined from time to time by Lender as a means of pricing some loans to its customers and it is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by Lender to any particular class or category of customers. Lender shall present a monthly invoice to Borrower reflecting the interest payment due, but any failure or delay by Lender in submitting invoices for interest payments shall not discharge or relieve Borrower of the obligation to make such interest payments.

                If not otherwise paid when due, the Borrower authorizes the Lender to debit any loan or deposit account maintained by it with the Lender for accrued interest, as and when due. Such authorization shall not affect the Borrower's obligation to pay when due all amounts payable hereunder whether or not there are sufficient funds in any such accounts. The foregoing shall be in addition to and not in limitation of any rights of set-off which the Bank may have.

                This Note has been issued under the Agreement and the Agreement contains, among other terms, provisions for acceleration of the indebtedness hereunder upon the happening of certain stated events. Notwithstanding any other provision of this Note or the Agreement, the maturity hereof shall be accelerated as provided in the Agreement upon termination of the Agreement by Borrower.

If this Note is mutilated, lost, stolen or destroyed, then upon surrender thereof (if mutilated) or receipt of evidence and indemnity (if lost, stolen or destroyed) Borrower shall execute and deliver a new promissory note of like tenor, which shall show all payments which shall have been made on account of the principal hereof.
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This Note shall be subject to prepayment on such terms and conditions and upon payment of such prepayment penalty, if any, as is provided in the Agreement.

                Borrower and any endorser, surety or guarantor of this Note hereby each (a) waive diligence, presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note, except as may be specifically otherwise provided in the Agreement, (b) consent that, without notice to or release of the liability of any such party, the obligations of any party may from time to time, in whole or part, be renewed, extended, modified, accelerated, compromised, settled or released by Lender, and (c) waive all defenses based on suretyship or impairment of collateral.

                IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower has executed this Note as of the date first above written.

                                                     PAR PHARMACEUTICAL, INC.


                                                     By: /s/ Robert Edinger
                                                         --------------------
                                                         Name: Robert Edinger
                                                         Title: Vice President



[CORPORATE SEAL]

Attest:

  /s/ Kenneth G. Mosesian
- ---------------------------
Title:  Assistant Secretary

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